House and facility lease extension contract

Lessor (Party A): Wang Fangjian
Lessee (Party B): Fortschritt China Agritech

In view of:

The house and facility lease contract signed by Party A and Party B will end on April 1st, 2019. After the negotiation and decision of both parties, the lease contract of both parties is now extended for 10 months, i.e. the contract is valid until January 31st, 2020.

Party B shall pay Party A a total of 92,000.00 yuan for rental, ninety-two thousand yuan, and other treaties shall be executed in accordance with the original lease contract.

Lessor (Party A): Wang Fangjian
Legal authority: Wang Fangjian

Lessee (Party B): Fortschritt China Agritech
Legal authority: Andreas Spiegler

Signature (stamp):

Signing date: April 01st, 2019

TONG ZHU
2019.12.2